Exhibit 99.1 Press release issued by Louisiana-Pacific Corporation on February 11, 2016 regarding quarter and year ended December 31, 2015 results.

FOR RELEASE AT 8:00 AM (EST) THURSDAY, FEBRUARY 11, 2016

LP Reports Fourth Quarter and Year End 2015 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 31, 2015, which included the following:

•	Total net sales for the fourth quarter of $463 million, 2 percent higher than the year ago quarter. Total net sales for the year were $1.9 billion, 2 percent lower than the previous year.

•	Loss from continuing operations for the fourth quarter was $7 million ($0.05 per diluted share) and a loss of $86 million ($0.60 per diluted share) for the year.

•	Non-GAAP adjusted income from continuing operations was $1 million ($0.01 per diluted share) for the fourth quarter and a loss of $46 million ($0.32 per diluted share) for the year.

•
Adjusted EBITDA from continuing operations for the fourth quarter was a positive $34 million compared to negative $17 million in the fourth quarter of 2014. For the year, EBITDA from continuing operations was $67 million compared to $44 million the previous year.

•	Cash and cash equivalents were $435 million as of December 31, 2015.

“Our results this quarter were the best of the year as we saw both continuing growth in housing and improved OSB pricing,” said Curt Stevens, CEO.  “For the quarter, all four of our business segments were EBITDA positive with OSB improving by almost $40 million compared to the same quarter last year.”

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2015, LP reported net sales of $463 million, up from $454 million in the fourth quarter of 2014. For the fourth quarter, the company reported operating income of $1 million as compared to a loss of $49 million in 2014.

For the fourth quarter of 2015, LP reported a loss from continuing operations of $7 million, or $0.05 per diluted share, compared to $43 million, or $0.30 per diluted share for the fourth quarter of 2014. Adjusted EBITDA from continuing operations for the fourth quarter of 2015 was a positive $34 million compared to negative $17 million in the fourth quarter of 2014.

YEAR END RESULTS

For the year ended December 31, 2015, LP reported net sales of $1.9 billion. For the year ended 2015, the company reported an operating loss of $63 million compared to $78 million in 2014.

For 2015, LP reported a loss from continuing operations of $86 million, or $0.60 per diluted share, compared to $73 million, or $0.52 per diluted share, for 2014. Adjusted EBITDA from continuing operations for the year was $67 million compared to $44 million for 2014.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the fourth quarter of 2015 of $206 million, up 2% compared to $203 million of net sales in the fourth quarter of 2014. For the fourth quarter of 2015, the OSB segment reported operating income of $11 million compared to a loss of $29 million in the fourth quarter of 2014. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was a positive $25 million compared to negative $15 million in the fourth quarter of 2014. For the fourth quarter of 2015 as compared to the fourth quarter of 2014, sales volumes decreased 7% and sales price increased 10%. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $18 million for the quarter as compared to the fourth quarter of 2014.

For the full year, OSB reported sales of $808 million, down 6% from the prior year and had an operating loss of $46 million compared to $53 million in 2014. Adjusted EBITDA for 2015 was $12 million compared to $4 million in 2014. For the year, sales volumes increased 2% and sales prices decreased 7%. The decrease in selling price unfavorably impacted operating results and adjusted EBITDA from continuing operations by approximately $61 million for the year as compared to 2014. This decreases was offset by reduction in raw material costs related to petroleum based raw materials and the positive impact of the Canadian currency on cost incurred by our Canadian mills.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $141 million in the fourth quarter of 2015, flat with the year-ago fourth quarter. For the fourth quarter of 2015 and 2014, the Siding segment reported operating income of $14 million. For the fourth quarter of 2015 and 2014 , Siding reported $19 million in adjusted EBITDA from continuing operations.

For the full year, Siding reported sales of $636 million, up 3% from the prior year and had operating income of $93 million compared to $80 million in 2014. Adjusted EBITDA for 2015 was $114 million compared to $98 million in 2014.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). The EWP segment reported net sales in the fourth quarter of 2015 totaling $75 million, up 14% from the year-ago quarter. Operating income increased to break-even for the fourth quarter of

2015 from a loss of $6 million in the fourth quarter of 2014. For the fourth quarter, the EWP segment showed an increase of $7 million in adjusted EBITDA from continuing operations as compared to the same quarter of 2014.

For the full year, EWP reported sales of $286 million, up 2% from the prior year and operating losses of $7 million in 2015 as compared to $14 million in 2014. Adjusted EBITDA for 2015 was $6 million for 2015 compared to break even in 2014.

SOUTH AMERICA

The South America segment is comprised of facilities in Chile and Brazil. The segment reported net sales in the fourth quarter of 2015 of $34 million, down 7% from $36 million in the fourth quarter of 2014. Operating income was $3 million for the fourth quarter of 2015, a slight increase from the fourth quarter of 2014. For the fourth quarter, LP reported adjusted EBITDA from continuing operations in this segment of $5 million, a slight decrease from the fourth quarter of 2014.

For the full year, South America reported sales of $135 million, down 10% from the prior year and operating income of $10 million compared to operating income of $11 million in 2014. Adjusted EBITDA for 2015 was $18 million compared to $20 million in 2014.

COMPANY OUTLOOK

“U.S. housing starts ended 2015 up by 11% over 2014 and this growth should continue, with the consensus forecast of another 14% increase in 2016,” continued Stevens.  “Given LP’s lower inventories and what we perceive as lower channel inventories, this additional activity should lead to higher shipments and firmer pricing.”

About LP

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as a reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net sales	$462.9	$453.5	$1,892.5	$1,934.8

Income (loss) from operations	$1.4	$(48.9)	$(63.3)	$(77.6)

Loss from continuing operations before taxes and equity in income of unconsolidated affiliates	$(5.0)	$(55.5)	$(95.4)	$(105.0)

Non-GAAP Adjusted income (loss) from continuing operations	$0.8	$(32.1)	$(46.1)	$(59.7)

Income (loss) from continuing operations	$(7.4)	$(43.0)	$(86.0)	$(73.4)

Net income (loss)	$(7.6)	$(42.9)	$(88.1)	$(75.4)

Net income (loss) per share - basic and fully diluted	$(0.05)	$(0.30)	$(0.62)	$(0.53)

Average shares of stock outstanding - basic and fully diluted	142.7	141.7	142.4	141.1

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net sales	$462.9	$453.5	$1,892.5	$1,934.8
Operating costs and expenses:
Cost of sales	395.3	430.9	1,682.7	1,757.8
Depreciation and amortization	24.0	23.3	101.9	100.7
Selling and administrative	37.9	40.8	152.8	149.5
(Gain) loss on sale or impairment of long-lived assets, net	0.6	1.0	2.1	(3.1)
Other operating credits and charges, net	3.7	6.4	16.3	7.5
Total operating costs and expenses	461.5	502.4	1,955.8	2,012.4
Income (loss) from operations	1.4	(48.9)	(63.3)	(77.6)
Non-operating income (expense):
Interest expense, net of capitalized interest	(8.1)	(6.4)	(31.2)	(29.8)
Investment income	1.5	1.1	4.4	5.5
Other non-operating items	0.2	(1.3)	(5.3)	(3.1)
Total non-operating expense	(6.4)	(6.6)	(32.1)	(27.4)
Loss from continuing operations before taxes and equity in income of unconsolidated affiliates	(5.0)	(55.5)	(95.4)	(105.0)
Provision (benefit) for income taxes	5.0	(11.3)	(2.7)	(27.2)
Equity in income of unconsolidated affiliates	(2.6)	(1.2)	(6.7)	(4.4)
Loss from continuing operations	(7.4)	(43.0)	(86.0)	(73.4)

Income (loss) from discontinued operations before taxes	(0.3)	0.2	(3.2)	(3.0)
Provision (benefit) for income taxes	(0.1)	0.1	(1.1)	(1.0)
Income (loss) from discontinued operations	(0.2)	0.1	(2.1)	(2.0)
Net loss	(7.6)	(42.9)	(88.1)	(75.4)

Loss per share of common stock (basic and fully diluted):
Loss from continuing operations	$(0.05)	$(0.30)	$(0.60)	$(0.52)
Loss from discontinued operations	—	—	(0.02)	(0.01)
Net loss per share	$(0.05)	$(0.30)	$(0.62)	$(0.53)

Average shares of stock outstanding - basic and fully diluted	142.7	141.7	142.4	141.1

CONSOLIDATED BALANCE SHEET
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$434.7	$532.7
Receivables, net	96.4	108.4
Inventories	222.0	229.8
Prepaid expenses and other current assets	7.0	25.0
Deferred income taxes	—	45.1
Assets held for sale	9.0	9.3
Total current assets	769.1	950.3

Timber and timberlands	53.1	67.1

Property, plant and equipment, at cost	2,392.5	2,315.1
Accumulated depreciation	(1,530.1)	(1,464.4)
Net property, plant and equipment	862.4	850.7

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Investments in and advances to affiliates	7.7	5.0
Restricted cash	14.3	10.4
Other assets	23.0	22.8
Long-term deferred tax asset	4.8	0.6
Total assets	$2,176.3	$2,348.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2.1	$2.4
Accounts payable and accrued liabilities	139.6	168.3
Current portion of contingency reserves	1.3	2.0
Total current liabilities	143.0	172.7

Long-term debt, excluding current portion	751.8	754.8
Deferred income taxes	99.5	139.5
Contingency reserves, excluding current portion	15.5	12.2
Other long-term liabilities	149.5	153.8

Stockholders’ equity:
Common stock	153.0	152.8
Additional paid-in capital	496.5	507.0
Retained earnings	724.2	812.3
Treasury stock	(210.6)	(225.0)
Accumulated comprehensive loss	(146.1)	(131.3)
Total stockholders’ equity	1,017.0	1,115.8
Total liabilities and stockholders’ equity	$2,176.3	$2,348.8

LP early adopted ASU 2015-17, “Balance Sheet Classification of Deferred Taxes”, effective December 31, 2015 on a prospective basis. Adoption of this ASU resulted in a reclassification of LP's current deferred tax asset to a non-current deferred tax asset in LP's Consolidated Balance Sheet as of December 31, 2015. No prior periods were retrospectively adjusted.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7.6)	$(42.9)	$(88.1)	$(75.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24.0	23.3	101.9	100.7
Income from unconsolidated affiliates, net of dividends received	0.4	(1.2)	(3.7)	(4.4)
Other operating credits and charges, net	3.7	7.9	16.3	9.0
(Gain) loss on sale or impairment of long-lived assets	0.6	1.0	2.1	(3.1)
Stock-based compensation expense	2.0	2.5	9.3	9.4
Exchange (gain) loss on remeasurement	(4.4)	(1.4)	1.1	(2.5)
Cash settlement of contingencies, net of accruals	—	(0.4)	(0.5)	(1.6)
Cash settlement of warranties, net of accruals	(2.8)	(3.0)	(8.5)	(7.9)
Pension expense, net	0.5	0.6	6.0	(3.2)
Non-cash interest expense, net	0.1	0.4	0.8	1.7
Other adjustments, net	0.4	—	1.7	0.4
Changes in assets and liabilities:
(Increase) decrease in receivables	26.6	33.3	10.6	(34.1)
(Increase) decrease in inventories	8.9	(13.5)	3.5	(9.2)
(Increase) decrease in prepaid expenses	3.2	1.4	2.2	(0.4)
Decrease in accounts payable and accrued liabilities	(30.7)	(25.9)	(20.3)	(7.8)
Increase (decrease) in deferred income taxes	3.9	(4.7)	(6.9)	(24.5)
Net cash provided by (used in) operating activities	28.8	(22.6)	27.5	(52.9)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(46.7)	(25.3)	(113.8)	(80.1)
Proceeds from sales of assets	0.1	0.4	0.5	13.2
Proceeds from (investments and advances) to joint ventures	(0.6)	2.6	1.1	2.6
(Increase) decrease in restricted cash under letters of credit/credit facility	2.0	(0.1)	(3.9)	0.8
Other investing activities, net	0.1	—	0.2	—
Net cash used in investing activities	(45.1)	(22.4)	(115.9)	(63.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(0.1)	(0.1)	(2.3)	(2.3)
Taxes paid related to net share settlement of equity awards	(0.7)	—	(6.1)	(1.5)
Sale of common stock under equity plans	0.3	—	0.7	—
Other financing activities	3.3	(0.1)	3.3	(0.1)
Net cash provided by (used in) financing activities	2.8	(0.2)	(4.4)	(3.9)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	0.5	(2.0)	(5.2)	(3.8)
Net decrease in cash and cash equivalents	(13.0)	(47.2)	(98.0)	(124.1)
Cash and cash equivalents at beginning of period	447.7	579.9	532.7	656.8
Cash and cash equivalents at end of period	$434.7	$532.7	$434.7	$532.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Dollar amounts in millions	2015	2014	2015	2014
Net sales:
OSB	$206.3	$203.2	$807.5	$855.2
Siding	141.2	140.9	636.4	617.3
Engineered Wood Products	74.9	65.6	286.1	281.0
South America	33.5	35.9	134.9	150.4
Other	7.5	7.9	29.0	32.8
Intersegment sales	(0.5)	—	(1.4)	(1.9)
	$462.9	$453.5	$1,892.5	$1,934.8
Operating profit (loss):
OSB	$11.3	$(28.8)	$(46.3)	$(52.6)
Siding	13.9	13.9	93.2	79.8
Engineered Wood Products	—	(5.5)	(7.3)	(14.0)
South America	3.0	2.8	9.8	11.3
Other	(0.4)	0.8	(2.8)	(3.5)
Other operating credits and charges, net	(3.0)	(6.4)	(15.6)	(7.5)
Gain (loss) on sale or impairment of long-lived assets	(0.6)	(1.0)	(2.1)	3.1
General corporate and other expenses, net	(20.2)	(23.5)	(85.5)	(89.8)
Other non-operating income (expense)	0.2	(1.3)	(5.3)	(3.1)
Investment income	1.5	1.1	4.4	5.5
Interest expense, net of capitalized interest	(8.1)	(6.4)	(31.2)	(29.8)
Loss from continuing operations before taxes	(2.4)	(54.3)	(88.7)	(100.6)
Provision (benefit) for income taxes	5.0	(11.3)	(2.7)	(27.2)
Loss from continuing operations	$(7.4)	$(43.0)	$(86.0)	$(73.4)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and year ended December 31, 2015 and 2014.

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Oriented strand board, million square feet 3/8" basis(1)	918	1,022	4,062	4,195
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	24	6	108	99
Wood-based siding, million square feet 3/8" basis	182	268	1,111	1,103
Engineered I-Joist, million lineal feet(1)	20	16	77	76
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,444	2,004	9,502	9,015

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.